Exhibit 5.1

[Letterhead of Eversheds Sutherland (US) LLP]

July 30, 2021

Saratoga Investment Corp.

535 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel to Saratoga Investment Corp., a Maryland corporation (the “Company”), in connection with the registration statement on Form N-2 (File No. 333-256366) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was initially filed with the Commission on May 21, 2021 (including the exhibits and schedules thereto, all documents incorporated or deemed to be incorporated by reference or deemed to be incorporated by reference into the Registration Statement, any information contained in a prospectus supplement relating to the Notes (as defined below) subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act and deemed to be a part of the Registration Statement of effectiveness pursuant to Rule 430B under the Securities Act, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, is hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the public offering of securities of the Company that may be offered by the Company from time to time as set forth in the prospectus dated July 7, 2021 (the “Prospectus”), and as may be set forth from time to time in one or more supplements to the Prospectus.

This opinion letter is rendered in connection with the issuance and sale, from time to time, of shares of the Company’s common stock, par value $0.001 per share (the “Shares”) having an aggregate offering price of up to $150,000,000, as described in the prospectus supplement, dated as of July 30, 2021 (together with the Prospectus included therein and the information incorporated by reference therein, the “Prospectus Supplement”). The Shares are to be sold by the Company pursuant to an equity distribution agreement, dated July 30, 2021, by and among the Company and Saratoga Investment Advisors, LLC, a Delaware limited liability company (the “Adviser”), on the one hand, and Ladenburg Thalmann & Co. Inc. and Compass Point Research & Trading, LLC, on the other hand (the “Distribution Agreement”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and the Prospectus Supplement, and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	the Distribution Agreement;

(ii)	the Articles of Incorporation of the Company, as amended, certified as of the date of this opinion letter by an officer of the Company;

(iii)	the Third Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

(iv)	a Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of Maryland as of a recent date; and

(v)	the resolutions of the board of directors of the Company, or a duly authorized committee thereof, relating to, among other things, the authorization and approval of (i) the preparation and filing of the Registration Statement, (ii) the issuance, offer and sale of the Shares pursuant to the Registration Statement, (iii) the authorization and issuance, offer and sale of the Shares pursuant to the Registration Statement, and (iv) the execution and delivery of the Distribution Agreement, certified as of the date hereof by an officer of the Company.

Saratoga Investment Corp.

July 30, 2021

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued, and (vi) the accuracy and completeness of all corporate records made available to us by the Company.

As to certain matters of fact relevant to the opinion in this opinion letter, we have relied upon certificates and confirmations of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers of the Company, upon such other certificates as we deemed appropriate. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinion set forth below are limited to the effect of the Maryland General Corporation Law, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth in this opinion letter, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Distribution Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission for incorporation by reference in the Registration Statement and to the reference to our firm in the “Legal Matters” section in the Prospectus Supplement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ EVERSHEDS SUTHERLAND (US) LLP